UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On September 9, 2019, Aerie Pharmaceuticals, Inc. (“Aerie” or the “Company”) completed its previously announced private offering (the “Notes Offering”) of $275.0 million in aggregate principal amount of its 1.50% Convertible Senior Notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Aerie also granted the initial purchasers of the Notes an option to purchase up to an additional $41.25 million aggregate principal amount of the Notes. On September 10, 2019, the initial purchasers delivered a notice to Aerie exercising their option to purchase additional Notes in full. The sale of the additional $41.25 million aggregate principal amount of Notes (the “Option Notes Sale”) is expected to occur on September 12, 2019, subject to customary closing conditions.

On September 9, 2019, Aerie entered into an Indenture relating to the Notes (the “Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 1.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The Notes may bear additional interest under specified circumstances relating to Aerie’s failure to comply with its obligations under the Indenture to file reports as required under the Securities Exchange Act of 1934, as amended (“reporting obligations”) or if the Notes are not freely tradable as and when required by the Indenture. The Notes will mature on October 1, 2024, unless earlier repurchased, redeemed or converted.

The net proceeds from the initial sale of $275.0 million of Notes in the Notes Offering were approximately $266.1 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Aerie. After giving effect to the Option Notes Sale, Aerie expects to receive additional net proceeds of $40.2 million, for total net proceeds of approximately $306.3 million after deducting the initial purchasers’ discount and estimated offering expenses. Aerie used a portion of the net proceeds from the Notes Offering to pay the cost of the capped call transactions described below under “—Capped Call Transactions”. Aerie intends to use a portion of the additional net proceeds from the Option Notes Sale to fund the cost of entering into additional capped call transactions. Aerie also paid approximately $6.5 million in termination fees and expenses in connection with the termination of its existing senior secured credit facility, as described below under “Item 1.02. Termination of a Material Definitive Agreement—Termination of Credit Facility”. Aerie expects to use the remainder of the net proceeds from the Notes Offering and the Option Notes Sale for general corporate purposes, including to fund its commercialization programs in United States for both Rhopressa® (netarsudil ophthalmic solution) 0.02% and Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, its clinical, regulatory and commercialization efforts beyond United States, further development of other potential pipeline opportunities, including activities to support execution of its retina programs, evaluating possible uses of its existing proprietary portfolio of molecules beyond ophthalmology, its external business development efforts and its manufacturing activities, including the operation of its own manufacturing plant in Ireland.

Holders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019, if the last reported sale price per share of Aerie common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) prior to the close of business on the business day immediately preceding April 1, 2024, during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of Aerie common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on Aerie common stock; (4) if Aerie calls such Notes for redemption; and (5) at any time from, and including, April 1, 2024 until the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion, Aerie will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at Aerie’s election.

The initial conversion rate is 40.0400 shares of Aerie common stock per $1,000 principal amount of Notes, which will be subject to customary anti-dilution adjustments in certain circumstances. This represents an initial conversion price of approximately $24.98 per share, which represents a premium of approximately 35% to the $18.50 last reported share price of Aerie common stock on the Nasdaq Global Market on September 4, 2019. Following certain corporate events or if Aerie calls any Note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event or notice of redemption.

Aerie may redeem all or any portion of the Notes, at its option, on or after October 3, 2022 (and, in the case of a partial redemption, no later than the 50th scheduled trading day immediately before the maturity date), at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of Aerie common stock exceeds 130% of the conversion price then in effect on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Aerie sends the related redemption notice; and (2) the trading day immediately before the date Aerie sends such notice. In addition, calling any Note for redemption will constitute a “make-whole fundamental change” with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If Aerie undergoes a “fundamental change” (as defined in the Indenture, and which includes certain acquisitions of more than 50% of the voting power of Aerie’s common equity, certain transfers of all or substantially all of Aerie’s assets, certain business combinations, approval by Aerie’s stockholders of a plan or proposal for Aerie’s liquidation or dissolution, and certain delisting events) prior to the maturity date, holders of Notes may require Aerie to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, if any.

The Notes are Aerie’s senior unsecured obligations and will be equal in right of payment with any of Aerie’s future senior unsecured indebtedness, senior in right of payment to any of Aerie’s future indebtedness that is expressly subordinated in right of payment to the Notes and effectively subordinated to any of Aerie’s future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Aerie is not a holder thereof) preferred equity, if any, of Aerie’s subsidiaries.

The Indenture does not contain any financial covenants and does not limit Aerie or its subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except for an increase to the conversion rate of the Notes in connection with a “make-whole fundamental change” (as defined in the Indenture), a right of the holders of Notes to require Aerie to repurchase their Notes in connection with a “fundamental change” (as defined in the Indenture) and certain restrictions in connection with a consolidation, merger or asset sale by Aerie, the Indenture does not contain any covenants or other provisions designed to protect holders of Notes upon a highly leveraged transaction involving Aerie or a decline in Aerie’s credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving Aerie that could adversely affect the holders of Notes.

The Indenture contains customary Events of Default (as defined in the Indenture), including (1) a default in the payment when due (at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note; (2) a default for 30 days in the payment when due of interest on any Note; (3) Aerie’s failure to deliver, when required by the Indenture, a fundamental change notice or certain other required notices (which failure continues for five business days in certain cases); (4) a default in Aerie’s obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right, which failure continues for three business days; (5) a default in Aerie’s obligations related to a consolidation, merger or asset sale of the Company; (6) a default in certain other obligations or agreements of the Company under the Indenture or the Notes where such default is not cured or waived within 60 days after notice to the Company by the Trustee, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (7) certain payment defaults and accelerations with respect to other indebtedness of Aerie or any of its significant subsidiaries of $20 million or more where such acceleration is not rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 30 days after notice to the Company by the Trustee, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (8) certain failures by Aerie or any of its subsidiaries to pay final judgments of $100 million or more within 60 days after the right to appeal has expired, if no appeal has commenced, or the date on which all rights to appeal have been extinguished; and (9) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of the Company’s significant subsidiaries. Generally, the Notes will be subject to acceleration upon an Event of Default (immediately, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, and in the case of other Events of Default, upon notice by the Trustee to the Company or upon notice to the Company and the Trustee by holders of at least 25% of the aggregate principal of the Notes then outstanding). However, Aerie may elect that the sole remedy for any failure to comply with its reporting obligations under the Indenture will, for the first 180 days of a reporting default, consist exclusively of the accrual of special interest on the Notes. Such additional interest will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues, and at a rate per annum equal to 0.50% of the principal amount thereof from and including the 91st day through and including the 180th day on which special interest accrues. In such case, the Notes would become subject to acceleration as described above on account of the reporting default from, and including, the 181st day of the reporting default or if Aerie fails to pay any accrued and unpaid special interest when due; and special interest would cease to accrue on any Notes from, and including, the earlier of (x) the date such reporting default is cured or waived and (y) such 181st day.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Indenture and the Form of 1.50% Convertible Senior Note due 2024, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 hereto, respectively, and are hereby incorporated by reference herein.

Capped Call Transactions

On September 4, 2019, concurrently with the pricing of the Notes, Aerie entered into privately negotiated capped call transactions with Bank of America, N.A. and Citibank, N.A. (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Aerie common stock upon conversion of the Notes and/or offset any cash payments Aerie is required to make in excess of the principal amount of the converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap initially equal to $37.00 (which represents a premium of 100% over the last reported sale price of $18.50 per share of Aerie common stock on the Nasdaq Global Market on September 4, 2019).

The capped call transactions are separate transactions entered into by Aerie with the Option Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the capped call transactions.

On September 9, 2019 Aerie used $28.6 million of the net proceeds from the offering of the initial $275.0 million aggregate principal amount of Notes to pay the cost of the capped call transactions. Upon the closing of the Option Notes Sale, Aerie expects to use approximately $4.3 million of the proceeds therefrom to pay the cost of further capped call transactions.

Affiliates of the Option Counterparties have also acted as initial purchasers for the Notes Offering for which they have received customary compensation.

The foregoing description of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Transaction Confirmation, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Credit Facility

The Company, Aerie Distribution, Inc., a Delaware corporation and a subsidiary of the Company (the “Subsidiary Guarantor”), the lenders thereunder (the “Lenders”) and Deerfield Private Design Fund III, L.P., for itself as agent and on behalf of the lenders (the “Agent”), were parties to an Amended and Restated Credit Agreement, dated as of May 2, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). In connection with the Notes Offering, Aerie elected to (i) terminate the entire amount of subsequent disbursement commitments (as defined in the Credit Agreement), and (ii) terminate the Credit Agreement and the other loan documents (as defined in the Credit Agreement) (collectively, the “Termination of the Credit Facility”) as of September 4, 2019. In connection with the pricing of the Notes, the Company, the Subsidiary Guarantor and the other subsidiaries of the Company, the Lender and the Agent entered into a payoff letter on September 4, 2019 with respect to the Credit Agreement, which effected the Termination of the Credit Facility and the release of liens securing the obligations under the Credit Agreement. Aerie paid approximately $6.5 million in fees and expenses in connection with the Termination of the Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference into this Item 3.02. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The Notes were sold to the initial purchasers for cash in an amount equal to 97.5% of their principal amount and were resold by the initial purchasers at an offering price of 100% of their principal amount. The Notes, including the Notes expected to be sold pursuant to the Option Notes Sale, will be initially convertible into a maximum of 17,094,578 shares of Aerie common stock underlying the Notes, assuming the largest make-whole increase to the conversion rate under the Indenture.

The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K (including the exhibits attached hereto) is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Aerie common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements.

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Aerie may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Aerie’s expectations related to the transactions discussed in this Current Report on Form 8-K and the exhibits attached hereto, including the closing of the Option Notes Sale, whether the capped call transactions will offset potential dilution to holders of Aerie common stock upon conversion of the Notes and/or offset the potential cash payments that Aerie could be required to make, and statements regarding the use of proceeds of the Notes Offering. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond Aerie’s control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Aerie discusses many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that Aerie files with the Securities and Exchange Commission (“SEC”). Any forward-looking statements that Aerie makes in this Current Report on Form 8-K and the exhibits attached hereto speak only as of the date of this Current Report on Form 8-K. Aerie assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description

4.1	Indenture, dated as of September 9, 2019, by and between Aerie Pharmaceuticals, Inc. and Wilmington Trust, National Association, as trustee.

4.2	Form of 1.50% Convertible Senior Note due 2024 (included within Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: September 10, 2019	By:	/s/ Richard J. Rubino
Richard J. Rubino
Chief Financial Officer